     As filed with the Securities and Exchange Commission on June 30, 1998
                                               Registration No. 333-__________
-------------------------------------------------------------------------------
-------------------------------------------------------------------------------
                         SECURITIES AND EXCHANGE COMMISSION

                               Washington, D.C. 20549
                                   --------------

                                      FORM S-8

                               REGISTRATION STATEMENT
                                       UNDER
                             THE SECURITIES ACT OF 1933

                              ACTIVE VOICE CORPORATION

               (Exact name of registrant as specified in its charter)

              Washington                                        91-1235111
   (State or Other Jurisdiction of                           (I.R.S. Employer
    Incorporation or Organization)                          Identification No.)


                            2901 Third Avenue, Suite 500
                           Seattle, Washington 98121-9800
                                   (206) 441-4700
           (Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)

                             -------------------------

                            Active Voice Corporation

                             1996 Stock Option Plan

                             -------------------------


                     Jose S. David, Chief Financial Officer
                         2901 Third Avenue, Suite 500
                        Seattle, Washington 98121-9800
                                (206) 441-4700
             (Name, address, including zip code, and telephone number,
                  including area code, of agent for service)

                             -------------------------


                          CALCULATION OF REGISTRATION FEE

-------------------------------------------------------------------------------
                                           Proposed Maximum     Amount of
 Title of Securities  Amount to be         Aggregate Offering   Registration
 to Be Registered     Registered (1)       Price (2)            Fee
-------------------------------------------------------------------------------
 Common Stock         170,000 shares       $1,986,875           $586.13
-------------------------------------------------------------------------------

(1) Plus (i) an indeterminate number of shares of Common Stock that may become issuable under the Plan as a result of the adjustment provisions therein, and (ii) if any interests in the Plan constitute separate securities required to be registered under the Securities Act of 1933, then, pursuant to Rule 416(c), an indeterminate amount of such interests to be offered or sold pursuant to the Plan.

(2) Estimated solely for purposes of computing the registration fee pursuant to Rules 457(c) and 457(h) based on an offering price of $11.6875 per share (the average of the high and low sales prices reported by the Nasdaq Stock Market on June 24, 1998) for the shares issuable upon exercise of options granted or to be granted under the Plan.

                                INTRODUCTION

     Pursuant to General Instruction E on Form S-8 regarding the registration of additional securities, Active Voice Corporation, a Washington corporation (the "Registrant"), is hereby registering, for issuance pursuant to the Active Voice Corporation 1996 Stock Option Plan, as amended (the "Plan"), the number of additional shares of Common Stock, no par value, set forth on the cover page of this Registration Statement. Such shares are of the same class as other securities of the Registrant for which the Registrant has previously filed a Registration Statement on Form S-8 relating to the Plan (File No. 333-21739), the contents of which previously filed Registration Statement are hereby incorporated by reference.

                                   PART II

                INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3.   INCORPORATION OF DOCUMENTS BY REFERENCE

     The following documents are incorporated in this Registration Statement by reference:

          1. The Registrant's Annual Report on Form 10-K for its fiscal year ended March 31, 1998, filed by the Registrant with the Securities and Exchange Commission pursuant to the Securities Exchange Act of 1934, as amended (the "Exchange Act");

          2. All other reports filed by the Registrant with the Securities and Exchange Commission pursuant to Section 13(a) or 15(d) of the Exchange Act since March 31, 1998; and

          3. The description of the Registrant's Common Stock set forth in the Registration Statement on Form 8-A filed by the Registrant with the Securities and Exchange Commission on November 4, 1993, under Section 12(g) of the Exchange Act.

     All documents filed by the Registrant with the Securities and Exchange Commission after the date of this Registration Statement pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, before the filing of a post-effective amendment that indicates that all securities offered pursuant to this Registration Statement have been sold or that deregisters all securities then remaining unsold, shall also be deemed to be incorporated by reference in this Registration Statement and to be part hereof from the respective dates of filing of such documents.

     Any statement incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document that also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

ITEM 6.   INDEMNIFICATION OF DIRECTORS AND OFFICERS

     Sections 23B.08.500 through 23B.08.600 of the Washington Business Corporation Act authorize a court to award, or a corporation's board of directors to grant, indemnification to directors and officers on terms sufficiently broad to permit indemnification under certain circumstances for liabilities arising under the Securities Act of 1933, as amended. Section 5.5 of the Registrant's Restated Articles of Incorporation and Article 10 of the Registrant's Restated Bylaws provide for indemnification of the Registrant's directors, officers, employees and agents to the maximum extent permitted by Washington law. The directors and officers of the Registrant also may be indemnified against liability they may incur for serving in that capacity pursuant to one or more liability insurance policies maintained by the Registrant for such purpose. The Registrant currently maintains a policy of directors' and officers' liability insurance with an aggregate coverage limit of $5 million.

     Section 23B.08.320 of the Washington Business Corporation Act authorizes a corporation to limit a director's liability to the corporation or its shareholders for monetary damages for acts or omissions as a director, except in certain circumstances involving intentional misconduct, self-dealing or illegal corporate loans or distributions, or any transaction from which the director personally receives a benefit in money, property or services to which the director is not legally entitled. Section 5.5 of the Registrant's Restated Articles of Incorporation contains provisions implementing, to the fullest extent permitted by Washington law, such limitations on a director's liability to the Registrant and its shareholders.



ITEM 8.  EXHIBITS


EXHIBIT
NUMBER    DESCRIPTION
--------  -----------
   5      Opinion of Graham & James LLP/Riddell Williams P.S.

  23.1    Consent of Graham & James LLP/Riddell Williams P.S. (included in
          Exhibit 5)

  23.2    Consent of Ernst & Young LLP, Independent Auditors

  24      Powers of Attorney (included on signature page)

                                   SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe it meets all the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Seattle, State of Washington, on June 30, 1998.

                             ACTIVE VOICE CORPORATION


                             By /s/ Robert L. Richmond
                                ----------------------------------------
                                Robert L. Richmond, Chief Executive Officer

                                  POWER OF ATTORNEY

Each person whose signature appears below hereby constitutes and appoints
Robert L. Richmond and Jose S. David, and each of them severally, such person's true and lawful attorneys-in-fact and agents, with full power to act without the other and with full power of substitution and resubstitution, to execute in the name and on behalf of such person, individually and in each capacity stated below, any and all amendments and post-effective amendments to this Registration Statement, any and all supplements hereto, and any and all other instruments necessary or incidental in connection herewith, and to file the same with the Securities and Exchange Commission.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated below.


        SIGNATURE                         TITLE                    DATE

/s/ Robert L. Richmond          Chairman of the Board and         June 30, 1998
-------------------------       Chief Executive Officer
Robert L. Richmond              (Principal Executive Officer)


/s/ Jose S. David               Chief Financial Officer           June 30, 1998
-------------------------       (Principal Financial and
Jose S. David                   Accounting Officer)


/s/ Tom A. Alberg               Director                          June 30, 1998
-------------------------
Tom A. Alberg


/s/ Douglas P. Beighle          Director                          June 30, 1998
-------------------------
Douglas P. Beighle


/s/ Robert C. Greco             Director                          June 30, 1998
-------------------------
Robert C. Greco


/s/ Harold H. Kawaguchi         Director                          June 30, 1998
-------------------------
Harold H. Kawaguchi


                                EXHIBIT INDEX


EXHIBIT
NUMBER      DESCRIPTION

   5        Opinion of Graham & James LLP/Riddell Williams P.S.

  23.2      Consent of Ernst & Young LLP, Independent Auditors
